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                                                                    Exhibit 10.6

                                      LEASE

         THIS LEASE ("Lease") is made this _____ day of _________________, 2000 by and between PEERLESS DADE, INC. D/B/A DADE RECYCLING & DISPOSAL, A FLORIDA CORPORATION, hereinafter referred to as "Lessor", and STAR SERVICES GROUP, INC., a Florida corporation or its assigns, hereinafter referred to as "Lessee" or "Tenant".

                                   WITNESSETH:

         1. PROPERTY DESCRIPTION. The Lessor, for and in consideration of the rents hereafter to be paid by the Lessee and the representations, covenants and conditions herein to be made and kept by the parties, hereby demise and lease unto the Lessee the parcels of real property on which Lessor's existing materials recovery facility ("MRF") is located in Miami-Dade County, Florida ("Property"), more particularly described in Exhibit "A" attached hereto and incorporated herein by reference. Lessor reserves the right to relocate the MRF, at Lessor's sole discretion and cost, to other locations within the existing boundaries of Lessor's other and adjacent property during the lease term. The new location shall have equal or better truck access than the existing location of the MRF on the Property. In the event of a relocation of the MRF, the Lessor shall reimburse the Lessee for all costs associated with the relocation, including costs associated with the transfer of any permits, the reconstruction of the processing pad, relocation of equipment and any reasonable business interruption expenses related to the MRF relocation.

         2. LEASE TERM. The Lease shall be for a term commencing on the ______ day of _________, 2000 and continuing for a period of forty eight (48) months until the _____ day of __________, 2004 unless terminated sooner as provided in this Lease ("Lease Term"). Lessor, at its option and sole discretion, may extend the Lease period for five (5) additional one (1) year periods.

         3. RENTAL PAYMENTS. Lessee covenants and agrees to pay to Lessor as rent for the Property the sum of Nine Thousand Dollars ($9000.00) per month on or before the first day of each month, plus all applicable Florida state sales tax on said amount, plus all utilities associated with the operation of the MRF, plus any property taxes assessed against the Property. Lessee shall be solely responsible for the payment of the property taxes assessed against the Property and MRF during the term of this Lease or any extension. In the event the Lease Term is extended by Lessor, the amount of the rent shall be increased to reflect any changes in the cost of living as shown in the Consumer Price Index for the Miami-Dade County, Florida Metropolitan Area since the commencement of the original Lease Term.

         4. Lessee will have sixty (60) days from the commencement date of the Lease in which to put in place any financial assurance required for the MRF by the Florida Department of Environmental Protection

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and/or the Miami-Dade County Department of Environmental Regulation and
Management. Until the Lessee's financial assurance is in place for the MRF, the Lessor shall maintain its existing financial assurance.

         5. LATE CHARGES. In the event the rental payment is not made by the 10th day of any month, there shall be added to the rental due a late charge equal to five percent (5%) of the rental payment. If the rental payment is still not made by the 15th day of any month, an additional five percent (5%) shall be added to the rental due.

         6. EVENTS OF DEFAULT. Each or any of the following events shall constitute a default under this Lease:

                  A. If Lessee shall fail to pay to Lessor any rent due within thirty (30) days after the rent is due and payable, without notice.

                  B. If Lessee or any successor or any assignee of Lessee, while in possession, shall file a petition in bankruptcy or insolvency or for reorganization or arrangement under the Bankruptcy Act, or shall voluntarily take advantage of any such law or act or shall make an assignment for the benefit of creditors.

                  C. If involuntary proceedings under any such bankruptcy law or insolvency act shall be instituted against Lessee or such successor assignee, or if a receiver or trustee shall be appointed of all or of substantially all of the property of Lessee or any successor lessee or assignee.

                  D. If Lessee shall fail to perform any of the conditions on Lessee's part to be performed (except the payment of rent due, which failure to pay shall constitute a separate default under this agreement) and if such nonperformance shall continue for a period of thirty (30) days after written notice thereof by Lessor to Lessee or, if such performance cannot be reasonably had within such thirty (30) day period, Lessee shall not in good faith have commenced such performance within such thirty (30) day period and shall not diligently proceed therewith to completion.

                  E. If Lessee shall vacate or abandon the demised premises for a period of twenty (20) days or more.

                  F. If this Lease or the interest of Lessee hereunder shall be transferred or assigned without the express prior written consent of the Lessor, which is not to be unreasonably withheld.

                  G. If Lessee fails to operate the MRF in accordance with all existing federal, state or local permits and/or fails to comply with federal, state or local laws applicable to the operation of the MRF. Lessee's right to cure as set forth in Section (D) above will also apply to any alleged violations of federal, state or local environmental permits or approvals required for operation of the MRF and will not be considered an event of default until there has been a conclusive and non-appealable final order entered by a regulatory agency regarding any alleged permit violations or non-compliance.

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                  H. Lessee shall operate the MRF under Lessor's permit,
however, if Lessee fails to keep all federal, state or local permits for the operation of the MRF current and fails to provide for all closure and post closure financial assurance required for the MRF by the Florida DEP or Miami-Dade County Department of Environmental Regulation and Management. Notwithstanding the foregoing, it is the responsibility of the Lessor to obtain and maintain any stormwater, groundwater or surface water permits and U.S. Army Corp of Engineers dredge and fill permits in full force and effect which may relate to operation of the MRF.

         7. LESSOR'S REMEDIES IN EVENT OF DEFAULT. In the event of default by Lessee, Lessor will have the following cumulative rights, privileges, and options in addition to all other remedies now or hereafter provided at law or in equity:

                  A. To perform any act or do anything required under this Lease to be performed by Lessee, and to recover the cost thereof from Lessee.

                  B. To accelerate the maturity of all rent due and; to become due during the remainder of the term.

                  C. To terminate the Lease, re-enter, and relet the premises or Property for the account of Lessor. Lessor will be entitled to recover from Lessee all damages that result from Lessee's default.

                  D. To keep the Lease in force, re-enter, and relet the premises or Property for the account of Lessee for a period equal to, or greater or less than, the remainder of the term, at such rental and on such terms and concessions as Lessor deem reasonable. Lessor will not be liable for failure to relet the premises, or in the event of reletting, for failure to collect the rent therefore.

                  E. To keep the Lease in force, and to recover from Lessee the rent and any other sum due from Lessee each more or less frequently at the election of Lessor, on to recover the entire sum due at the expiration of the term.

                  F. To recover from Lessee all expenses, including reasonable costs and charges for repairs to the premises, which amounts will become due when incurred and will become payable to Lessor on demand.

                  G. To recover reasonable attorney's fees and costs in connection with any action or proceeding to enforce this Lease, whether or not the Lease has been terminated, or to secure any rights due Lessor under this Lease, whether or not any action was instituted.

         8. LESSEE'S REPRESENTATIONS REGARDING COMPLIANCE WITH LAWS. Lessee will comply with, all federal, state and local laws, ordinances, orders, rules, regulations, permits and other governmental requirements relating to the use, operation, condition or occupancy of the Property and MRF, specifically including, but not limited to, all applicable federal, state and local environmental laws and

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regulations. Lessee will not use or occupy, or permit any portion of the
Property to be used or occupied in violation of any law, ordinance, order, rule, regulation, permit, certificate of occupancy, or other governmental requirement, or in any manner or for any business or purpose that would in any way violate, suspend, void or increase the rate of fire or liability or any other insurance of any kind at any time carried by Lessor upon all or any part of the building or buildings located, on the Property or which would in any way result in non-compliance with existing operating or other permits required for the operation of the materials recovery facility ("MRF") located on the Property.

         9. LESSOR'S REPRESENTATIONS. Lessor currently has all permits necessary to operate the MRF, copies of which are attached hereto and incorporated herein by reference as Exhibit "B". During the Lease Term, the Lessor will not independently do anything to adversely impact or terminate the permits.

         10. REPRESENTATIONS REGARDING HAZARDOUS MATERIALS.

                  A, Lessor has no knowledge of and did not permit any release, discharge, disposal or spill of any "Hazardous Material", as that term is defined in subparagraph B below, on, in, under or from the leased premises or Property during the period of Lessor's ownership, use or possession of the Property and/or its operation of the MRF. Lessee will not permit to occur any release, generation, manufacture, storage, treatment, transportation or disposal of "Hazardous Material", as that term is defined in subparagraph B, on, in, under, or from the Property provided, however, that Lessee may utilize hazardous materials in conjunction with Lessee's business, but only in compliance with all laws, rules, orders and regulations applicable to such use. Lessee will promptly notify Lessor, in writing, if Lessee has or acquires notice or knowledge that any hazardous material has been or is threatened to be released, discharged, disposed of, transported, or stored on, in, under, or from the premises; and if any hazardous material is found on the premises as a result of the acts or omissions of Lessee, Lessee, at its own cost and expense, will immediately take such action as is necessary to detain the spread of and remove the hazardous material to the complete satisfaction of Lessor and the appropriate governmental authorities.

                  B. For purposes of this Lease, "Hazardous Material" means:

                           (1) "hazardous substances" or "toxic substances" as
those terms are defined by the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), 42 U.S.C. 9601, et seq., or the Hazardous Materials Transportation Act, 49 U.S.C. 1802, both as amended to this date and as amended after this date;

                           (2) "hazardous wastes", as that term is defined by
the Resource Conservation and Recovery Act (RCRA), 42 U.S.C. 6902, et seq., as amended to this date and as amended after this date;

                           (3) any pollutant, contaminant or hazardous,
dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation,

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ordinance or requirement (including consent decrees and administrative orders)
relating to or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous waste substance or material, all as amended to this date or as amended after this date;

                           (4) crude oil or any fraction of it that is liquid at
standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute);

                           (5) any radioactive material, including any source,
special nuclear, or by-product material as defined at 42 U.S.C. 2011, et seq., as amended to this date or amended after this date;

                           (6) asbestos in any form or condition; and

                           (7) polychlorinated biphenyls (PCB's) or substances
or compounds containing PCB's.

         11. UTILITIES. Lessee shall pay for all utilities furnished to the Property and required for the operation of the MRF during the Lease Term or any extension including, but not limited to, electricity, gas, water and telephone service. Lessor represents that all of such services are currently available to the Property and MRF and may be separately metered for Lessee to pay directly.

         12. MAINTENANCE OF PROPERTY. Lessee will, at its sole cost and expense, maintain the Property in the same condition as the Property was in at the inception of this Lease. Lessee shall be responsible for the removal, disposal and/or processing of any construction and demolition debris, solid waste or any other materials stockpiled or located on the Property at the end of the Lease Term.

         13. INSURANCE. Lessee agrees to procure, at its expense, and maintain in force, at all times during the term of this Lease, a policy or policies of comprehensive general liability (minimum $2,000,000) and pollution legal liability (minimum of $5,000,000) satisfactory to Lessor with Lessor as an additional named insured. The form of such policies shall be reasonably acceptable to Lessor.

         14. ASSIGNMENT. Lessee may not assign this Lease in whole or in part or sublease all or part of the premises without the Lessor's prior written consent, such consent shall not be unreasonably withheld. Lessee may assign this Lease to a subsidiary without Lessor's prior written consent. However, no such assignment or sublease shall release Lessee from its obligations hereunder without the specific release thereof by the Lessor.

         15. ALTERATIONS TO MRF. Lessee will not make any alterations, additions or improvements to the Property without Lessor's prior written consent, which shall not be unreasonably withheld or delayed. All alterations, additions or improvements shall be made with due diligence, in a good and workmanlike manner and in compliance with all laws, ordinances, orders, permits, rules and regulations. All permanent alterations, additions, fixtures and improvements, made in or upon the Property by Lessee, unless removable as provided

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in Section 15 below, will immediately become Lessor's property at the end of the term of this Lease. The interest of Lessor in the Property or MRF shall not be subject to a lien for any work, labor or materials supplied to or on behalf of Lessee, and Lessee shall indemnify and hold Lessor harmless from and against any and all loss, cost or liability including, but, not limited to, reasonable attorney's fees, incurred by Lessor and resulting from, arising out of, or related to any work performed on the Property by or for Lessee.

         16. CONDITION OF PROPERTY. At the end of this Lease, Lessee will surrender the premises in good order and condition and rake clean. Lessee shall remove from the premises any removable trade fixtures, equipment and movable furniture placed in the premises by Lessee. Lessee will fully repair any damage occasioned by the removal of any trade fixtures, equipment, furniture, alterations, additions and improvements.

         17. INDEMNIFICATION, WAIVER AND RELEASE.

                  A. LESSEE'S INDEMNIFICATION. Lessee will indemnify Lessor, its shareholders, officers, directors, employees and agents, against and hold Lessor, its shareholders, officers, directors, agents and employees harmless from any and all demands, claims, causes of action, fines and penalties, damages (including consequential damages), losses, liabilities, judgments and expenses (including, without limitation, attorney's fees and court costs) incurred in connection with or arising from or related to Lessee's actions under this Lease or incurred as a result of Lessee's operation of the MRF after the effective date of this Lease or in connection with other events or conditions which occur after the effective date of this Lease and which relate to acts or omissions of Lessee, its agents, employees, guests and invitees, excluding therefrom only such loss as is proximately caused by the act, omission or negligence of Lessor. If any action or proceeding is brought against Lessor, its employees or agents, by reason of any such claims, Lessee, upon notice from Lessor, will defend the claim at Lessee's expense with counsel reasonably satisfactory to Lessor. This paragraph shall survive the expiration or earlier termination of this Lease.

                  B. LESSOR'S INDEMNIFICATION. Lessor will indemnify Lessee, its shareholders, officers, directors, employees and agents, against and hold Lessee, its shareholders, officers, directors, agents and employees harmless from any and all demands, claims, causes of action, fines and penalties, damages (including consequential damages), losses, liabilities, judgments and expenses (including, without limitation, attorney's fees and court costs) incurred in connection with or arising from or related to Lessor's actions under this Lease or incurred as a result of Lessor's operation of the MRF prior to the effective date of this Lease or in connection with other events or conditions which occur before the effective date of this Lease and which relate to acts or omissions of Lessor, its agents, employees, guests and invitees, excluding therefrom only such loss as is proximately caused by the act, omission or negligence of Lessee during the Lease Term. If any action or proceeding is brought against Lessee, its employees or agents, by reason of any such claims, Lessor, upon notice from Lessee, will defend the claim at Lessor's expense with counsel

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reasonably satisfactory to Lessee. This paragraph shall survive the expiration or earlier termination of this Lease.

         18. PEACEFUL POSSESSION OF THE PROPERTY. So long as Lessee pays the rent and performs all of its obligation in this Lease, Lessee's possession of the premises will not be disturbed by Lessor or anyone else claiming by, through or under Lessor.

         19. TERMINATION OF LEASE. Lessor may terminate this lease upon sixty
(60) days written notice if Lessee fails to operate the MRF in compliance with all local, state, and federal permits and if Lessee fails to cure any non-compliance to the regulatory agency's satisfaction or fails to commence a cure for the non-compliance within a reasonable period. Such non-compliance shall be evidenced by any formal written notice of violation, written warning notice, written inspection from any duly authorized regulatory agency stating the MRF is in non-compliance. However, Lessor may not exercise its right to terminate until a final and non-appeable administrative or judicial order is entered that conclusively establishes Lessee's non-compliance.

         20. NON-COMPETE. Lessor agrees it will not use, or allow others to use, its permitted MRF located on Tract 46 at 15490 NW 97th Avenue, Miami, Florida in competition with Lessor during the term of this lease; however, Lessor reserves the right to use the permitted MRF on Tract 46 to process construction and demolition debris that may result from its existing Landfill closure activities.

         21. MISCELLANEOUS.

                  A. DISPOSAL OR PROCESSING OF LESSOR'S C&D DEBRIS. During the term of this Lease, Lessee agrees to receive from Lessor, at Lessee's MRF, suitable construction and demolition debris generated as a result of Lessor's landfill closure activities at 15490 N.W. 97th Avenue, Miami, Florida. Lessor's cost for disposal shall be the lowest rate Lessee charges its unaffiliated thirty party customers for disposal or processing.

                  B. LESSOR OFFICE SPACE. During the term of this Lease, Lessee agrees to provide Lessor one (1) office with office furniture at 15490 N.W. 97th Avenue, Miami, Florida or at any site which the MRF operations are relocated by Lessor.

                  C. NO WAIVER. No waiver of any condition or agreement in this Lease by either Lessor or Lessee will imply or constitute a further waiver by such party of any other condition or agreement in this Lease.

                  D. NOTICES. Any notice, request, demand, consent, approval or other communication required or permitted under this Lease will be written and will be deemed to have been given (1) when personally delivered, or (2) on the fifth (5th) day after it is deposited in any depository regularly maintained by

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the United States postal service, postage prepaid, certified or registered mail, return receipt requested, addressed to:

                  Lessee:           Patrick F. Marzano, President
                                    Star Services Group, Inc.
                                    2075 North Powerline Road
                                    Pompano Beach, Florida 33069
                                    Phone: (954) 974-3800
                                    Fax: (954) 970-0557

                  With a copy to:   G. Stephen Manning, Esq.
                                    Lewis, Longman & Walker, P.A.
                                    9428 Baymeadows Road, Suite 625
                                    Jacksonville, Florida 32256
                                    Phone: (904) 737-2020
                                    Fax: (904) 737-3221

                  Lessor:           President, Peerless Dade, Inc.
                                    9471 Baymeadows Road, Suite 106
                                    Jacksonville, Florida 32256
                                    Phone: (904) 739-0399
                                    Fax: (904) 739-0306

                  With a copy to:   Samuel G. Weiss
                                    Weiss & Federici, LLP
                                    30 Main Street
                                    Port Washington, NY  11050
                                    FAX: (516) 944-7630

Either Lessor or Lessee may change their address or addressee for purposes of this paragraph by giving ten (10) days' prior notice according to this paragraph. Any notice from Lessor to Lessee will be deemed to have been given if delivered to the Property, addressed to Lessee, whether or not Lessee has vacated or abandoned the Property.

                  E. ATTORNEY'S FEES. If Lessor and Lessee litigate any provision of this Lease or the subject matter of this Lease, the unsuccessful litigant will pay to the successful or prevailing litigant all costs and expenses, including reasonable attorney's fees and court costs, incurred by the successful or prevailing litigant at trial and on any appeal.

                  F. BINDING EFFECT. This Lease will inure to the benefit of, and will be binding upon, Lessee's and Lessor's successors and assigns.

                  G. TIME. Time is of the essence in this agreement.

                  H. GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Florida.

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                  I. This Lease supersedes any prior written or oral agreements between the parties regarding the subject matter of the Lease and contains all covenants and agreements between the parties with respect to the subject matter.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals on the day and year first above written.

SIGNED, SEALED AND DELIVERED IN THE        LESSOR:
PRESENCE OF:

                                           PEERLESS DADE, INC.

                                           D/B/A DADE RECYCLING & DISPOSAL

                                           By:
------------------     --------------         --------------------------
                                               Kevin R. Kohn, Its President
Witness                Date


------------------

Witness
                                           LESSEE:

                                           STAR SERVICES GROUP, INC.

------------------

Witness

                                           By:
------------------    --------------          --------------------------
Witness               Date                    Patrick F. Marzano, Its President



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         STATE OF FLORIDA           )
                                    )        SS:
         COUNTY OF MIAMI-DADE       )


                  The foregoing instrument was acknowledged before me this _____ day of September, 2000 by Kevin R. Kohn as President of Peerless Dade, Inc. ("Lessor") and Patrick F. Marzano as President of Star Services Group, Inc. ("Lessee") both of whom are personally known to me or produced Florida driver's licenses as identification.

                                       Sign Name:
                                                 -------------------------------

                                       Print Name:
                                                  ------------------------------
                                                          NOTARY PUBLIC
                                                         (NOTARIAL SEAL)


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